SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d) of the
                            SECURITIES EXCHANGE ACT OF 1934


                           Date of Report - November 15, 1996
                           (Date of earliest event reported)



                                 GTE CORPORATION
                (Exact name of registrant as specified in its charter)




   NEW YORK                      1-2755                    13-1678633
(State or other                (Commission              (I.R.S. Employer
jurisdiction of                File Number)             Identification
No.)
incorporation)










        ONE STAMFORD FORUM
       STAMFORD, CONNECTICUT                                   06904
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code     (203) 965-2000















                                  GTE CORPORATION

                                     FORM 8-K

                                ITEM OF INFORMATION


Item 5. Other Events

      In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, GTE Corporation ("GTE" or the "Company") is hereby filing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements of the Company made by or on behalf of the Company.

     Forward-Looking Statements

     GTE has projected earnings-per-share growth of not less than 10% for the foreseeable future. GTE projects that the Company's share of the total in-franchise market of telecommunications service revenues will increase over time. Consolidated revenue growth in 1997 will be in the range of 6% to 8%. Revenues from GTE's domestic telephone operations are expected to grow by 5% to 6%, with half of that growth driven by core services, with the remainder of the growth coming from enhanced services and new initiatives like long distance, Internet and video services. In the area of long distance, GTE expects to almost double its customer base in 1997 and increase its revenues about seven times. Operating margins for domestic telephone operations are expected to maintain levels consistent with 1996.

     GTE's domestic cellular growth is expected to remain consistent with the industry, with as many new net additions next year as in 1996. However, revenue per customer is expected to continue a 7% to 8% downward trend as more residential customers and new competitors enter the market.

     In addition, GTE anticipates that the current trend of being an industry leader in EBITDA growth (earnings before interest, taxes and depreciation and amortization) will continue. GTE affirms that the amount of net income contributed by international operations in 1995 will double by the year 2000.

     Risk Factors

     GTE's forward-looking statements are based upon a series of projections and estimates regarding the economies within our markets, the telecommunications industry, the effects of federal, state and local regulations on the industry in general and on GTE's operations, as well as key performance indicators which impact the Company directly. These projections and estimates regarding the economy and the telecommunications industry relate to the demand for and pricing of services, the effects of competition, the impact of universal service, the success of new products, services and new businesses such as long distance.

     With regard to the effects of regulation, GTE has assumed fair and reasonable resolutions to any pending and potential federal, state and local regulatory initiatives and proceedings, including arbitration proceedings before various state regulatory commissions. GTE has also assumed the successful outcome of the proceedings filed with the Court of Appeals for the Eighth Circuit challenging the FCC's published Report and Order, dated August 8, 1996, regarding the terms of interconnection, unbundled network elements and resale rates.


     In developing its forward-looking statements, GTE has made certain assumptions relating to key performance indicators that have a direct bearing on GTE's ability to attain these projections. These assumptions include continued annual growth in the following areas: telephone access lines and minutes of use; new and nontraditional revenues; cellular volume; and customer growth. They also assume productivity improvements and the absence of disruption to GTE's markets.

     If future events and actual performance differ from that assumed for the risk factors noted above, GTE's actual results could vary significantly from the performance projected in the forward-looking statements.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                GTE CORPORATION
                                                 (Registrant)


                                                MARIANNE DROST
                                         (Marianne Drost)
                                            Secretary

Date:  November 15, 1996